UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 19, 2006
RANGE RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-9592	34-1312571
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

777 Main Street, Suite 800
Ft. Worth, Texas		76102
(Address of principal		(Zip Code)
executive offices)
Registrant’s telephone number, including area code: (817) 870-2601
(Former name or former address, if changed since last report): Not applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
     On June 19, 2006, Range Resources Corporation (“Range”) completed its acquisition of Stroud Energy, Inc. (“Stroud”). Pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated May 10, 2006, by and among Range, Range Acquisition Texas, Inc., a wholly-owned subsidiary of Range (“Merger Sub”), and Stroud, Merger Sub merged with and into Stroud, with Stroud surviving the merger as a wholly-owned subsidiary of Range (the “Merger”).
     Pursuant to the Merger Agreement, each share of Stroud common stock issued and outstanding immediately prior to the effective time of the Merger was to be converted into the right to receive, subject to the proration and adjustment provisions of the Merger Agreement, the following consideration:
     (a) an amount in cash (the “Per Share Cash Value”) equal to the applicable Exchange Ratio (as defined below) multiplied by the Average Range Common Stock Value (as defined below);
     (b) if the holder of Stroud common stock met certain investor suitability standards and other conditions were satisfied, a fractional share of Range common stock, par value $0.01 per share (“Range common stock”), equal to between .753 shares of Range common stock and .909 shares of Range common stock (the “Exchange Ratio”), depending on the Average Range Common Stock Value (the “Stock Consideration”); or
     (c) if the holder of Stroud common stock met certain investor suitability standards and other conditions were satisfied, a fractional share of Range common stock equal to .5 multiplied by the applicable Exchange Ratio and an amount in cash equal to .5 multiplied by the Per Share Cash Value (the “Mixed Consideration”).
“Average Range Common Stock Value” means the average of the daily closing prices for the shares of Range common stock for the 15 consecutive full trading days on which such shares are actually traded on the New York Stock Exchange ending at the close of trading on the fifth trading day prior to the closing date of the merger. The Average Range Common Stock Value was $24.94 and, based on such Average Range Common Stock Value, the Exchange Ratio was .815 and the Per Share Cash Value was $20.326.
     If Range determined that a holder of Stroud common stock was eligible under applicable securities laws to be offered shares of Range common stock as merger consideration, then such holder was entitled to elect to receive the merger consideration in the form of all cash, the Stock Consideration or the Mixed Consideration, subject to the proration and adjustment provisions of the Merger Agreement. If (a) Range determined that a holder of Stroud common stock was not eligible under applicable securities laws to receive shares of Range common stock as merger consideration, or (b) a holder that was eligible to receive Range common stock as merger consideration failed to satisfy the conditions to receipt of Range common stock as merger consideration, such holder automatically received the all cash merger consideration.
     In order for the Merger to qualify as a reorganization under Section 368(a) of the Internal Revenue Code, among other requirements, a minimum number of shares of Range common stock was required to be delivered in the Merger to Stroud stockholders (the “Tax Minimum Stock Amount”). In addition, Range desired that one-half of the aggregate value of the merger consideration paid by Range be comprised of shares of Range common stock (the “Range Minimum Stock Amount”). Based on valid elections received, neither the Tax Minimum Stock Amount nor the Range Minimum Stock Amount was satisfied. The Merger Agreement provides that, if Stroud holders that are eligible to elect to receive the Stock Consideration or the Mixed Consideration elect to receive less than the minimum number of shares required to satisfy both the Tax Minimum Stock Amount and the Range Minimum Stock Amount, then cash and Range common stock will be allocated among such holders so that the Tax Minimum Stock Amount and the Range Minimum Stock Amount are satisfied. As a result of this allocation, holders of Stroud common stock that made valid elections to receive Mixed Consideration and holders that met the investor suitability standards and satisfied the other conditions for eligibility to receive Range common stock as part or all of their merger consideration, but that elected to receive the Per Share Cash Value in exchange for each of their shares of Stroud common stock, received in exchange for each share of Stroud common stock an amount in cash equal to $9.438 and 0.437 of a share of Range common stock. Holders of Range common stock that made valid elections to receive the Stock Consideration received in exchange for each share of Stroud common stock .815 of a share of Range common stock. Holders of Range common stock that did not meet the investor suitability standards or did not satisfy the other conditions for eligibility to receive Range common stock as part or all of their merger consideration received in exchange for each share of Stroud common stock an amount in cash equal to $20.326.
     Range paid an aggregate amount of approximately $168.7 million in cash and issued an aggregate of approximately 6,416,929 shares of Range common stock as merger consideration for the shares of Stroud common stock acquired in the Merger. The shares of Range common stock issued to stockholders of Stroud as merger consideration were issued in reliance on an exemption from the registration and prospectus delivery requirements of Section 5 of the Securities Act of 1933 (the “Securities Act”) as provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder and/or, with respect to shares of Range common stock issued to persons who are not U.S. persons, Regulation S promulgated thereunder based on, among other things, representations and warranties received from the Stroud stockholders and their satisfaction of certain investor suitability standards.
Item 3.02 Unregistered Sales of Equity Securities.
     The information provided under Item 2.01 in this Current Report on Form 8-K is incorporated by reference into this Item 3.02.
Item 8.01 Other Events.
     On June 20, 2006, Range issued a press release announcing the consummation of the Merger, a copy of which is filed as Exhibit 99.1 hereto and incorporated herein by reference.
      In connection with the public offering of Range common stock by selling shareholders, who received such shares as consideration in the Merger, pursuant to the Registration Statement on Form S-3 filed on June 21, 2006 and the prospectus supplement thereto (collectively, the “Registration Statement”) Range is hereby filing certain other exhibits as part of this Current Report on Form 8-K that are to be incorporated by reference into the Registration Statement, including the opinion and consent of Vinson & Elkins L.L.P., which are filed as Exhibits 5.1 and 23.1 hereto, respectively.
Item 9.01 Financial Statements and Exhibits.
(a)     The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date on which this report on Form 8-K is required to be filed.
(d)     Exhibits.

Exhibit
Number	Description
5.1	Opinion of Vinson & Elkins L.L.P.

23.1	Consent of Vinson & Elkins L.L.P. (included in their opinion filed as Exhibit 5.1 hereto)

99.1	Press Release, dated June 20, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANGE RESOURCES CORPORATION

	By:	/s/ Rodney L. Waller

Rodney L. Waller Senior Vice President

Date: June 20, 2006

EXHIBIT INDEX

Exhibit
Number	Description
5.1	Opinion of Vinson & Elkins L.L.P.

23.1	Consent of Vinson & Elkins L.L.P. (included in their opinion filed as Exhibit 5.1 hereto)

99.1	Press Release, dated June 20, 2006.